Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Bruce Elliott, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the annual report on Form 10-K of CurrencyWorks Inc. for the year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of CurrencyWorks Inc.

March 30, 2020

/s/ Bruce Elliott
Bruce Elliott
President
(Principal Executive Officer)